 AGREEMENT

Dated February 23, 2011

Elray Resources Inc

This acquisition agreement (this “Agreement”) is made and entered into as of February 23, 2011

By and among Brian Goodman and associates hereinafter referred to as the “Vendor” and Elray Resources Inc, a Nevada corporation publicly traded on the OTC BB stock trading symbol ELRA.BB (the “Company” And “ the Purchaser )  Vendor and the Company are collectively referenced herein as the “Parties”.

PRELIMINARY STATEMENTS

A.

The Vendor desires to sell to the purchaser and the purchaser wished to purchase 100 % of the shares of Splitrock Ventures (BVI) Limited, a company incorporated in the British Virgin Islands (“Splitrock”) and engaged in the online casino gaming business including the operation of the Sierra Casino.com , Knutspoker.com and Lucky Lucy Bingo.com sites. The vendor and the company have agreed that the purchaser shall issue 600,000,000 shares of its common stock to vendor in full satisfaction of the purchase consideration due to vendors for the transfer of the entire share capital of Splitrock Gaming Limited by the vendor to the purchaser who shall execute a subscription agreement for the issue of such shares upon the terms and conditions hereinafter set forth, and conditioned upon the rights granted to it hereunder.

NOW, THEREFORE, the Parties agree as follows:

1.

Agreement to transfer and Subscribe for t the Stock.  The Company will transfer, convey and deliver to Vendor, and Vendor agrees to subscribe for common stock (the “Stock”)  of the Company, therein acquiring all of the Company’s right, title, and interest to the acquired stock as set forth below:

1.1

Vendor will subscribe for and be issued 600,000,000 shares of Common Stock, at par value  of one cent ($0.001) per share, and company shall deliver the shares to vendor in consideration of vendor transferring the 100% Shareholding in Splitrock Gaming Limited to the purchaser free and clear of any liens or encumbrances. The audited financial statements of Splitrock Gaming Limited are as described in exhibit “A” Hereto.

2.

Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants to Vendor that the statements in the following paragraphs of this Section 2 are all true and complete as of the date hereof:

2.1

Authority; Due Authorization.  , Company has the corporate power and authority to sell, transfer and deliver the stock provided in this agreement and such delivery will convey to Vendor good and marketable title to the Stock free and clear of liens or in the event company does not have sufficient authorized shares to conclude the transaction as contemplated herein the company agrees that it will pass a board resolution and a majority shareholders vote in lieu of a shareholders meeting in accordance with the revised statuettes of the Nevada code to amend its articles of incorporation in order to accommodate the share sales issuances as contemplated herein by increasing its common shares to 750,000,000 ( Seven Hundred and fifty million Common shares) of 0.001 cents per share.

This Agreement, when signed by the Company’s CEO, will have been duly and validly executed and delivered by the Company, and upon the execution and delivery by Vendor of this Agreement and the performance by Vendor of its obligations herein, will constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting enforcement of creditors’ rights or by general principles of equity, whether considered in a proceeding at law or in equity

2.2

No Conflicts.  The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which the Company is a party.

2.3

Valid Issuance.  The Stock being purchased by the Vendor hereunder shall be at the Closing, duly and validly issued, fully paid, and non-assessable.

2.4

The Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada.

2.5

Capitalization of the Company.

Immediately prior to the Closing there will be zero shares of preferred stock outstanding, as described immediately below, no  and no more than 56,847,000 shares of Common Stock outstanding. There are no conversion or exchange privileges, preemptive rights, conversion of restricted shares to unrestricted or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company other than have been disclosed to Vendor, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company. As of the closing date the company will have no debts

2.6       No Conflicts.

Neither the Company, nor any subsidiary, is in violation of, in conflict with, in breach of or in default under any term or provision of, (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the any of them is a party.

2.7       Litigation.

There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.  There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company or its subsidiaries, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or any of its subsidiaries.  The Company and its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency.

2.8

Brokers’ Fees and Commissions.

Neither the Company nor any of its officers, directors, employees, stockholders, agents or representatives, have employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement, unless Vendor has otherwise received a disclosure to such effect.

2.9

Applicable Laws.

The Company has complied in all respects with applicable federal and state laws, rules and regulations applicable to it and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations.

2.10

Books and Financial Records.  All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of the Company and its subsidiaries have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each company.

2.11

Minute Books.  The minute books of each of the Company and its subsidiaries contain a complete summary of all meetings of directors and stockholders since the time of incorporation of such company and reflect all transactions referred to in such minutes accurately in all material respects.

2.12

Material Agreements and Actions.  Neither the Company, nor any of its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of any such company.

2.13

Investment Company.  The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.

Representations and Warranties of Vendor  Vendor  hereby represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

3.1

Exempt Transaction.

Vendor understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law as the Vendor is a foreign corporation purchasing the shares pursuant to regulation s of the 1933 Securities and Exchange act as amended.

3.2

Authorization.  Vendor represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Vendor, and upon the execution and delivery by Sellers of this Agreement and the performance by Sellers of their obligations herein, will constitute, a legal, valid and binding obligation of Vendor enforceable against Vendor in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

3.3

Purchase for Own Account.

The Stock to be subscribed for by Vendor hereunder will be acquired for investment for Vendor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.4

Investment Experience and Risk.  The Vendor understands that the purchase of the Stock involves substantial risk and understands the risk disclosures set forth in Attachment B. The Vendor further acknowledges and understands the following:

This investment is suitable only for people who, like the Vendor, have substantial experience in business and financial matters so as to be able to evaluate and appreciate the high degree of business and financial risk that is involved in the purchase of these securities and in the investment in a very early stage research and development company.

Vendor understands that the securities which are offered hereby are highly speculative and involve a high degree of risk and are only suitable for those persons who, like the Vendor, can afford to bear the full risk of losing their entire investment.  The Vendor has carefully considered the numerous risks that face a new business venture and especially a new enterprise which is involved in highly speculative scientific and biological laboratory research.

3.5

Sophisticated and Experienced Investor.  Subscriber represents that Subscriber is an experienced, sophisticated and accredited investor. Subscriber certifies that he is able to bear the economic risk, or possibly of loss, of this investment in the Company.  Subscriber understands the purchase of these unregistered securities is risky and speculative.

4.

Conditions to the Vendor’s Obligations at the Closings.

4.1

Conditions to Closing.  Subject to the terms hereof, the obligation of the Vendor to deliver the good valid free and clear title to the 100 % shareholding in Splitrock Ventures (BVI) Limited, a British Virgin Islands Company together with its operating online Casino Gaming business as are and more fully described in Exhibit “A” Hereto  in exchange for the 600,000,000 shares of the company  at a Closing is subject to the fulfillment, prior to the Closing to the satisfaction of the Vendor, of the following conditions:

4.1.1

Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before a Closing, or after a Closing.

5.

Conditions to the Company’s Obligations at the Closings.

5.1

The obligations of the Vendor under this Agreement are subject to the fulfillment at or before each Closing of the following conditions:

5.2       The Vendor agrees to transfer 100 % of the right title and ownership in and to the entire shareholding in Splitrock Ventures ( B.V.I.) Limited to the company in exchange for the issue and delivery of 600,000,000 shares of 0.001 common stock of the company.

5.2.1

Representations and Warranties. The representations and warranties of the Vendor contained in Section 4 hereof shall be true and correct as of such Closing.

5.2.2

Rollbacks. It is agreed upon by all parties that no roll back will occur for two years from the date of this agreement.

6.

Additional Agreements.

6.1.1

Rule 144 and Regulation S

The company and vendor agree that the company will transfer the 600,000,000 restricted common shares to vendor only in accordance with regulation S, or Rule 144, otherwise legally issued, in accordance with the Securities Act of 1933 and if requested by Vendor shall effect a registration of these securities subject to vendor bearing any and all costs associated with such registration.

7.

  General Provisions.

Successors and Assigns The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7.1

Governing Law; Jurisdiction.

Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Nevada.  Company and Vendor hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the State courts of the State of Nevada and of the United States District Court in Clark County in Henderson, NV, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding between the two of them may be heard and determined in such Nevada State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.2

Counterparts.

This Agreement may be executed in two or more counterparts, with facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed or electronically transmitted copy of this Agreement shall be deemed an original.

7.3

Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.4

Costs, Expenses.  Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

7.5

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.  No delay or omission to exercise any right, power, or remedy accruing to Vendor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Shares may be delivered as a Nevada corporation transferred to the Vendor’s control. All remedies, either under this Agreement, by law, or otherwise afforded to Vendor, shall be cumulative and not alternative.

7.6

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.7

Entire Agreement.  This Agreement, together with all attachments and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.  There are no oral agreements representations or warranties between the parties, neither is any party relying upon any prior or contemporaneous oral representation.

7.8

Further Assurances.  From and after the date of this Agreement, upon the request of a Party, the other Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.  This Agreement may be signed in one or more counterparties, which shall together constitute one and the same instrument.

The Purchaser

Elray Resources Inc

_____________________

Barry Lucas

Chief Executive Officer

Elray Resources Inc

The Vendor

____________________

Brian Goodman